EXHIBIT 23.3

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated October 30, 1997 on the financial statements of Kratz-Wilde Machine Company as of October 31, 1996 and 1995, and for the year ended October 31, 1996 included in Aviation Sales Company and subsidiaries' Amendment No. 1 on Form S-8 to Form S-4 (File No. 333-51479-01) dated November 10, 1998 and to all references to our Firm included in this registration statement.

CLARK, SCHAEFER, HACKETT & CO.

Cincinnati, Ohio,
  November 10, 1998.